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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.

                                                            ARTHUR ANDERSEN LLP

Washington, D.C.
November 18, 1997